Exhibit 99

EARNINGS PRESS RELEASE | February 28, 2024

PARAMOUNT REPORTS Q4 AND FULL YEAR 2023 EARNINGS RESULTS

- ★ **Paramount+ Increased Revenue 69% Year-Over-Year in Q4 and Reached 67.5 Million Subscribers; Global ARPU Expanded 31%**
- ★ **DTC Adjusted OIBDA Improved Year-Over-Year for the 3rd Consecutive Quarter; Full Year DTC Losses Peaked in 2022, a Year Ahead of Plan**
- ★ **Total Affiliate and Subscription Revenue Grew 13% as the Combination of Linear and Streaming Continues to Deliver Growth**
- ★ **Generated $558 Million of Net Operating Cash Flow and $443 Million of Free Cash Flow in Q4**
- ★ **Company Expects to Deliver Significant Total Company Earnings Growth in 2024 and Reach Paramount+ Domestic Profitability in 2025**

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"Our disciplined execution and strong content offering drove our results in 2023, as we continue to evolve our business for profitable growth in 2024 and beyond. In Q4, Paramount+ revenue increased 69%, DTC Adjusted OIBDA improved for the third consecutive quarter, and we now expect to reach domestic Paramount+ profitability in 2025 – a significant milestone. Looking ahead, we continue to be focused on maximizing the return on our content investments and scaling streaming, while transforming the cost base of our business. And I couldn't be more thrilled with the early momentum we've had across every platform in 2024, demonstrating the power of our strategy and assets."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended December 31			Twelve Months Ended December 31		
GAAP	**2023**	**2022**	**B/(W)%**	**2023**	**2022**	**B/(W)%**
Revenue	$ 7,638	$ 8,131	(6)%	$ 29,652	$ 30,154	(2)%
• TV Media	5,168	5,883	(12)%	20,085	21,732	(8)%
• Direct-to-Consumer	1,869	1,396	34 %	6,736	4,904	37 %
• Filmed Entertainment	647	936	(31)%	2,957	3,706	(20)%
• Eliminations	(46)	(84)	45 %	(126)	(188)	33 %
Operating income (loss)	$ 404	$ 182	122 %	$ (451)	$ 2,342	n/m
Diluted EPS from continuing operations attributable to Paramount	$ (.02)	$ (.29)	93 %	$ (2.06)	$ 1.03	n/m
Operating cash flow from continuing operations	$ 558	$ (361)	n/m	$ 384	$ (142)	n/m
Non-GAAP†						
Adjusted OIBDA	$ 520	$ 614	(15)%	$ 2,390	$ 3,276	(27)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .04	$ .08	(50)%	$ .52	$ 1.71	(70)%
Free cash flow	$ 443	$ (491)	n/m	$ 56	$ (500)	n/m

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster, which was sold in October 2023, has been presented as a discontinued operation in the company's consolidated financial statements for all periods.
B/(W): Better/(Worse); n/m: not meaningful
*We calculate average revenue per subscriber ("ARPU") as total Paramount+ revenues during the applicable period divided by the average of Paramount+ subscribers at the beginning and end of the period, further divided by the number of months in the period.

Q4 2023 EARNINGS – SEGMENTS

DIRECT-TO-CONSUMER

OVERVIEW

Paramount continued to make progress on the path to streaming profitability in 2023 with strong growth in engagement and revenue, and improved operational efficiency. DTC remains on track to significantly improve earnings in 2024, driven by greater engagement and increased monetization.

Q4 FINANCIALS

- Revenue increased 34% year-over-year.
  - Subscription revenue grew 43%, driven by subscriber growth and pricing increases for Paramount+.
  - Advertising revenue rose 14%, reflecting growth from Paramount+ and Pluto TV.
    - Global viewing hours across Paramount+ and Pluto TV grew 27%.
  - Paramount+ revenue grew 69%, driven by subscriber growth and ARPU expansion.
    - Paramount+ subscribers reached 67.5 million, with 4.1 million net additions in the quarter.
    - Paramount+ global ARPU expanded 31% year-over-year.
- Adjusted OIBDA improved $85 million year-over-year as higher revenue more than offset increased costs to support the growth of Paramount+.

$ IN MILLIONS	Three Months Ended December 31			
	2023	2022	$ B/(W)	%
Revenue	$ 1,869	$ 1,396	$ 473	34 %
• Advertising	526	460	66	14
• Subscription	1,339	936	403	43
• Licensing	4	—	4	n/m
Expenses	2,359	1,971	(388)	(20)
Adjusted OIBDA	$ (490)	$ (575)	$ 85	15 %

	Twelve Months Ended December 31			
	2023	2022	$ B/(W)	%
Revenue	$ 6,736	$ 4,904	$ 1,832	37 %
• Advertising	1,795	1,533	262	17
• Subscription	4,933	3,371	1,562	46
• Licensing	8	—	8	n/m
Expenses	8,399	6,723	(1,676)	(25)
Adjusted OIBDA	$ (1,663)	$ (1,819)	$ 156	9 %

n/m - not meaningful


Lawmen: Bass Reeves
Frasier
NCIS
Good Burger 2

TOTAL DTC REVENUE ↑34% YOY

SUBSCRIPTION REVENUE ↑43% YOY

GLOBAL VIEWING HOURS ↑27% YOY

Paramount+

#1 premium streaming service in U.S. sign ups in Q4 and since launch

REVENUE ↑69% YOY

Source: Antenna

2

Q4 2023 EARNINGS – SEGMENTS

TV MEDIA

OVERVIEW

TV Media revenue and earnings in the quarter were driven by the powerful combination of entertainment and sports, including the most-watched regular season of the NFL on CBS since 1998. Additionally, Paramount cable networks delivered 4 of the top 5 adult entertainment series in 2023.

Q4 FINANCIALS

* Revenue declined 12% year-over-year.
  - Affiliate and subscription revenue decreased 1% principally reflecting the impact from subscriber declines, largely offset by pricing increases.
  - Advertising revenue decreased 15%, reflecting continued softness in the global advertising market and a 5-percentage point impact from lower political advertising. Advertising revenue in the quarter was also impacted by the strikes.
  - Licensing and other revenue declined 25%, including the impact from the strikes on content available for licensing
* Adjusted OIBDA was $1.1 billion – a 12% decrease – reflecting the revenue decline, partially offset by lower costs for content and marketing, including from the impact of the strikes.


NFL
SpongeBob SquarePants
The Challenge: USA

$ IN MILLIONS	Three Months Ended December 31						
		2023		2022		$ B/(W)	%
Revenue	$	5,168	$	5,883	$	(715)	(12)%
• Advertising		2,283		2,682		(399)	(15)
• Affiliate and subscription		2,003		2,024		(21)	(1)
• Licensing and other		882		1,177		(295)	(25)
Expenses		4,026		4,587		561	12
Adjusted OIBDA	$	1,142	$	1,296	$	(154)	(12)%

	Twelve Months Ended December 31						
		2023		2022		$ B/(W)	%
Revenue	$	20,085	$	21,732	$	(1,647)	(8)%
• Advertising		8,188		9,350		(1,162)	(12)
• Affiliate and subscription		8,085		8,180		(95)	(1)
• Licensing and other		3,812		4,202		(390)	(9)
Expenses		15,294		16,281		987	6
Adjusted OIBDA	$	4,791	$	5,451	$	(660)	(12)%

3

Q4 2023 EARNINGS – SEGMENTS
Paramount

FILMED ENTERTAINMENT

OVERVIEW

Filmed Entertainment continued to drive considerable value across the company, including in theatrical, streaming and licensing. In 2023, Paramount Pictures films generated $2 billion at the global box office and delivered five #1 debuts at the domestic box office.

Q4 FINANCIALS

* Revenue decreased 31% year-over-year primarily due to lower licensing revenue.
  - Theatrical revenues decreased $19 million, reflecting the mix of film releases in each period.
  - Licensing and other revenues decreased 32%, reflecting the comparison to the success of *Top Gun: Maverick* in the digital home entertainment market and the licensing of *Halloween Ends* in 2022, and lower revenue from studio rentals and production services as a result of the strikes.
* Adjusted OIBDA decreased $63 million, reflecting impacts from the strikes and the comparison to the licensing of *Halloween Ends*.

$ IN MILLIONS	Three Months Ended December 31			
	2023	2022	$ B/(W)	%
Revenue	$ 647	$ 936	$ (289)	(31)%
• Advertising	3	6	(3)	(50)
• Theatrical	78	97	(19)	(20)
• Licensing and other	566	833	(267)	(32)
Expenses	623	849	226	27
Adjusted OIBDA	$ 24	$ 87	$ (63)	(72)%

	Twelve Months Ended December 31			
	2023	2022	$ B/(W)	%
Revenue	$ 2,957	$ 3,706	$ (749)	(20)%
• Advertising	24	23	1	4
• Theatrical	813	1,223	(410)	(34)
• Licensing and other	2,120	2,460	(340)	(14)
Expenses	3,076	3,434	358	10
Adjusted OIBDA	$ (119)	$ 272	$ (391)	n/m

n/m - not meaningful

Paramount Pictures
nickelodeon STUDIOS

$2B GLOBAL BOX OFFICE

FIVE #1
DOMESTIC BOX OFFICE DEBUTS



Scream VI
Dungeons & Dragons: Honor Among Thieves
Transformers: Rise of the Beasts
Mission: Impossible - Dead Reckoning Part One
Paw Patrol: The Mighty Movie

4

ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms. PARA-IR CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of advertising market conditions, changes in consumer viewership and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our ongoing changes in business strategy, including investments in new businesses, products, services, technologies and other strategic activities; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; disruptions to our operations as a result of labor disputes; the inability to hire or retain key employees or secure creative talent; volatility in the prices of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

CONTACTS

Q4 2023 EARNINGS - FINANCIAL STATEMENTS

Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31	
	2023	2022	2023	2022
Revenues	$ 7,638	$ 8,131	$ 29,652	$ 30,154
Costs and expenses:				
Operating	5,145	5,483	20,017	19,845
Programming charges	—	—	2,371	—
Selling, general and administrative	1,973	2,034	7,245	7,033
Depreciation and amortization	108	96	418	378
Impairment charges	83	27	83	27
Restructuring and other corporate matters	(75)	309	(31)	585
Total costs and expenses	7,234	7,949	30,103	27,868
Gains on dispositions	—	—	—	56
Operating income (loss)	404	182	(451)	2,342
Interest expense	(222)	(230)	(920)	(931)
Interest income	40	35	137	108
Gain (loss) from investments	—	—	168	(9)
Gain (loss) on extinguishment of debt	29	—	29	(120)
Other items, net	(68)	(33)	(216)	(124)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	183	(46)	(1,253)	1,266
(Provision for) benefit from income taxes	(75)	37	361	(227)
Equity in loss of investee companies, net of tax	(101)	(80)	(360)	(204)
Net earnings (loss) from continuing operations	7	(89)	(1,252)	835
Net earnings from discontinued operations, net of tax	510	198	676	379
Net earnings (loss) (Paramount and noncontrolling interests)	517	109	(576)	1,214
Net earnings attributable to noncontrolling interests	(3)	(88)	(32)	(110)
Net earnings (loss) attributable to Paramount	$ 514	$ 21	$ (608)	$ 1,104
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	4	(177)	$ (1,284)	$ 725
Net earnings from discontinued operations, net of tax	510	198	676	379
Net earnings (loss) attributable to Paramount	$ 514	$ 21	$ (608)	$ 1,104
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (.02)	$ (.29)	$ (2.06)	$ 1.03
Net earnings from discontinued operations	$ .78	$ .30	$ 1.04	$ .58
Net earnings (loss)	$ .77	$ .01	$ (1.02)	$ 1.61
Diluted net earnings (loss) per common share attributable to Paramount: (a)				
Net earnings (loss) from continuing operations	$ (.02)	$ (.29)	$ (2.06)	$ 1.03
Net earnings from discontinued operations	$ .78	$ .30	$ 1.04	$ .58
Net earnings (loss)	$ .77	$ .01	$ (1.02)	$ 1.61
Weighted average number of common shares outstanding:				
Basic	652	650	652	649
Diluted (b)	653	651	652	650

(a) Diluted net earnings (loss) per common share ("EPS") for the three and twelve months ended December 31, 2023 and 2022, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during the three and twelve months ended December 31, 2023 and 2022 of $14 million and $58 million, respectively, are deducted from net earnings (loss) from continuing operations and net earnings (loss), as applicable.

(b) For the three months ended December 31, 2022, the weighted average number of common shares outstanding used in the calculation of diluted EPS from continuing operations is 650 and in the calculation of diluted EPS is 651. The dilutive impact to shares was excluded in the calculation of diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

7

PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In millions, except per share amounts) At December 31 2023 2022 ASSETS Current Assets: Cash and cash equivalents $ 2,460 $ 2,885 Receivables, net 7,115 7,412 Programming and other inventory 1,414 1,342 Prepaid expenses and other current assets 1,677 1,308 Current assets of discontinued operations 37 787 Total current assets 12,703 13,734 Property and equipment, net 1,666 1,762 Programming and other inventory 13,851 16,278 Goodwill 16,516 16,499 Intangible assets, net 2,589 2,694 Operating lease assets 1,183 1,391 Deferred income tax assets, net 1,242 1,242 Other assets 3,793 3,991 Assets of discontinued operations — 802 Total Assets $ 53,543 $ 58,393 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 1,100 $ 1,403 Accrued expenses 2,104 2,071 Participants’ share and royalties payable 2,702 2,416 Accrued programming and production costs 1,842 2,063 Deferred revenues 746 973 Debt 1 239 Other current liabilities 1,153 1,477 Current liabilities of discontinued operations 8 549 Total current liabilities 9,656 11,191 Long-term debt 14,601 15,607 Participants’ share and royalties payable 1,394 1,744 Pension and postretirement benefit obligations 1,337 1,458 Deferred income tax liabilities, net 503 1,077 Operating lease liabilities 1,256 1,428 Program rights obligations 204 367 Other liabilities 1,534 1,715 Liabilities of discontinued operations 8 200 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized and 10 shares issued (2023 and 2022) — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2023 and 2022) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,115 (2023) and 1,112 (2022) shares issued 1 1 Additional paid-in capital 33,210 33,063 Treasury stock, at cost; 503 (2023 and 2022) shares of Class B Common Stock (22,958) (22,958) Retained earnings 13,829 14,737 Accumulated other comprehensive loss (1,556) (1,807) Total Paramount stockholders’ equity 22,526 23,036 Noncontrolling interests 524 570 Total Equity 23,050 23,606 Total Liabilities and Equity $ 53,543 $ 58,393

PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Twelve Months Ended December 31 2023 2022 Operating Activities: Net earnings (loss) (Paramount and noncontrolling interests) $ (576) $ 1,214 Less: Net earnings from discontinued operations, net of tax 676 379 Net earnings (loss) from continuing operations (1,252) 835 Adjustments to reconcile net earnings (loss) from continuing operations to net cash flow provided by (used for) operating activities from continuing operations: Programming charges 2,371 — Depreciation and amortization 418 378 Impairment charges 83 27 Amortization of content costs and participation and residuals expense 14,713 14,951 Deferred tax benefit (650) (106) Stock-based compensation 177 172 Gains on dispositions — (56) (Gain) loss from investments (168) 9 (Gain) loss on extinguishment of debt (29) 120 Equity in loss of investee companies, net of tax and distributions 363 207 Change in assets and liabilities Decrease (increase) in receivables 523 (180) Increase in inventory and related program, participation, and residuals liabilities (15,518) (17,164) (Decrease) increase in accounts payable and other liabilities (659) 596 Decrease in pension and postretirement benefit obligations (69) (44) Increase in income taxes 267 272 Other, net (186) (159) Net cash flow provided by (used for) operating activities from continuing operations 384 (142) Net cash flow provided by operating activities from discontinued operations 91 361 Net cash flow provided by operating activities 475 219 Investing Activities: Investments (322) (254) Capital expenditures (328) (358) Proceeds from dispositions 71 95 Other investing activities (3) (1) Net cash flow used for investing activities from continuing operations (582) (518) Net cash flow provided by (used for) investing activities from discontinued operations 1,524 (8) Net cash flow provided by (used for) investing activities 942 (526) Financing Activities: Proceeds from issuance of debt 45 1,138 Repayment of debt (1,277) (3,140) Dividends paid on preferred stock (58) (58) Dividends paid on common stock (389) (631) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (29) (31) Payments to noncontrolling interests (93) (218) Other financing activities (40) (41) Net cash flow used for financing activities (1,841) (2,981) Effect of exchange rate changes on cash and cash equivalents (1) (94) Net decrease in cash and cash equivalents (425) (3,382) Cash and cash equivalents at beginning of year 2,885 6,267 Cash and cash equivalents at end of year $ 2,460 $ 2,885

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and twelve months ended December 31, 2023 and 2022 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, adjusted diluted EPS from continuing operations, and adjusted effective income tax rate (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. FBI Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, (provision for) benefit from income taxes, net earnings (loss) from continuing operations attributable to Paramount, diluted EPS from continuing operations, and effective income tax rate, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended Twelve Months Ended December 31 December 31 2023 2022 2023 2022 Operating income (loss) (GAAP) $ 404 $ 182 $ (451) $ 2,342 Depreciation and amortization 108 96 418 378 Programming charges (a) — — 2,371 — Impairment charges (a) 83 27 83 27 Restructuring charges (a) 48 215 102 328 Other corporate matters (a) (123) 94 (133) 257 Gains on dispositions (a) — — — (56) Adjusted OIBDA (Non-GAAP) $ 520 $ 614 $ 2,390 $ 3,276 (a) See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Three Months Ended December 31, 2023 Earnings Continuing from Net Continuing Earnings from Before Operations Income Provision for Attributable Operations to Diluted Continuing EPS from Taxes Income Taxes Paramount Operations Reported (GAAP) $ 183 $ (75) (e) $ 4 $ (.02) Items affecting comparability: Impairment charge (a) 83 (20) 63 .10 Restructuring charges (b) 48 (12) 36 .05 Other corporate matters (c) (123) 31 (92) (.14) Gain on extinguishment of debt (29) 7 (22) (.03) Discrete tax items (d) — 36 36 .06 Impairment of an equity-method investment, net of tax — — 16 .02 Adjusted (Non-GAAP) $ 162 $ (33) (e) $ 41 $ .04 (a) Reflects a charge to reduce the carrying values of FCC licenses in five markets to their estimated fair values. FBI (b) Consists of $13 million for severance and $35 million for the impairment of lease assets. (c) Reflects a net benefit for other corporate matters, including a gain of $120 million from a settlement received in the fourth quarter of 2023, as well as insurance recoveries, which are each associated with litigation relating to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). These benefits were partially offset by a $23 million charge to increase our accrual for asbestos matters. (d) Primarily reflects additional taxes recognized in connection with the filing of our tax returns and vesting of stock-based compensation, partially offset by a benefit from the settlement of tax audits. (e) The reported effective income tax rate for the quarter ended December 31, 2023 was 41.0% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $33 million divided by adjusted earnings from continuing operations before income taxes of $162 million, was 20.4%. These adjusted measures exclude the items affecting comparability described above. Three Months Ended December 31, 2022 Earnings (Loss) Net (Loss) Earnings from from Operations Continuing Benefit from Operations Continuing Diluted EPS from Before Taxes Income (Provision Income Taxes for) Attributable Paramount to Operations Continuing Reported (GAAP) $ (46) $ 37 (d) $ (177) $ (.29) Items affecting comparability: Impairment charge (a) 27 (7) 20 .03 Restructuring charges (b) 215 (53) 162 .25 Other corporate matters (c) 94 (22) 72 .11 Discrete tax items — (8) (8) (.02) Adjusted (Non-GAAP) $ 290 $ (53) (d) $ 69 $ .08 (a) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their estimated fair values. (b) Consists of $155 million for severance and $60 million for the impairment of lease assets. (c) Comprised of amounts associated with stockholder legal matters, principally related to the Merger. (d) The reported effective income tax rate for the quarter ended December 31, 2023 was 80.4% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $53 million divide by adjusted earnings from continuing operations before income taxes of $290 million, was 18.3%. These adjusted measures exclude the items affecting comparability described above.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Twelve Months Ended December 31, 2023 Earnings (Loss) Net (Loss) Earnings from from Operations Continuing Benefit from Operations Continuing Diluted EPS from Before Taxes Income (Provision Income Taxes for) Attributable Paramount to Operations Continuing Reported (GAAP) $ (1,253) $ 361 (g) $ (1,284) $ (2.06) Items affecting comparability: Programming charges (a) 2,371 (582) 1,789 2.74 Impairment charge (b) 83 (20) 63 .10 Restructuring charges (c) 102 (25) 77 .12 Other corporate matters (d) (133) 33 (100) (.15) Gain from investments (e) (168) 60 (108) (.17) Gain on extinguishment of debt (29) 7 (22) (.03) Discrete tax items (f) — (31) (31) (.05) Impairment of equity-method investment, net of tax — — 16 .02 (g) FBI Adjusted (Non-GAAP) $ 973 $ (197) $ 400 $ .52 (a) Comprised of programming charges recorded during the first half of 2023 in connection with the integration of Showtime into Paramount+ and initiatives to rationalize and right-size our international operations to align with our streaming strategy and close or globalize certain of our international channels. These initiatives resulted in a change in strategy for certain content, which led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming agreements. (b) Reflects a charge to reduce the carrying values of FCC licenses in five markets to their estimated fair values. (c) Consists of $67 million for severance and $35 million for the impairment of lease assets. (d) Reflects a net benefit for other corporate matters, including a gain of $120 million from a settlement received in the fourth quarter of 2023, as well as insurance recoveries, which are each associated with litigation relating to the Merger. These benefits were partially offset by a $23 million charge to increase our accrual for asbestos matters. (e) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%. (f) Primarily reflects tax benefits from the resolution of an income tax matter in a foreign jurisdiction, guidance issued in 2023 by the Internal Revenue Service that resulted in additional foreign taxes from 2022 being eligible for a foreign tax credit, and the settlement of income tax audits, partially offset by tax expense relating to the vesting of stock-based compensation. (g) The reported effective income tax rate for the year ended December 31, 2023 was 28.8% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $197 million divided by adjusted earnings from continuing operations before income taxes of $973 million, was 20.2%. These adjusted measures exclude the items affecting comparability described above.

Q4 2023 EARNINGS – Supplemental Disclosures
Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

	Twelve Months Ended December 31, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,266	$ (227)	$ 725	$ 1.03
Items affecting comparability:				
Impairment charge [(a)]	27	(7)	20	.03
Restructuring charges [(b)]	328	(80)	248	.38
Other corporate matters [(c)]	257	(57)	200	.31
Gains on dispositions [(d)]	(56)	14	(42)	(.06)
Loss from investments [(e)]	9	(1)	8	.01
Loss on extinguishment of debt	120	(28)	92	.14
Discrete tax items [(f)]	—	(80)	(80)	(.13)
Adjusted (Non-GAAP)	$ 1,951	$ (466)	$ 1,171	$ 1.71

(a) Reflects a charge to reduce the carrying values of FCC licenses in two markets to their estimated fair values.

(b) Consists of $260 million for severance and $68 million for the impairment of lease assets.

(c) Includes $211 million associated with stockholder legal matters, principally relating to the Merger, and $46 million recorded following Russia's invasion of Ukraine, principally to reserve against amounts due from counterparties in Russia, Belarus and Ukraine.

(d) Reflects a $41 million gain recognized upon the contribution of certain assets of Paramount+ in the Nordics to SkyShowtime as well as gains totaling $15 million from the sale of international intangible assets and a working capital adjustment to the gain from the fourth quarter 2021 sale of CBS Studio Center.

(e) Reflects a loss on the sale of a 37.5% interest in The CW and an impairment of an investment.

(f) Primarily reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

(g) The reported effective income tax rate for the year ended December 31, 2022 was 17.9% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $466 million divided by adjusted earnings from continuing operations before income taxes of $1.95 billion, was 23.9%. These adjusted measures exclude the items affecting comparability described above.

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SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by (used for) operating activities from continuing operations less capital expenditures. Our calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by (used for) operating activities from continuing operations is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant FBI and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities from continuing operations as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. The following table presents a reconciliation of our net cash flow provided by (used for) operating activities from continuing operations to free cash flow. Three Months Ended Twelve Months Ended December 31 December 31 2023 2022 2023 2022 Net cash flow provided by (used for) operating activities from continuing operations (GAAP) $ 558 $ (361) $ 384 $ (142) Capital expenditures (115) (130) (328) (358) Free cash flow (Non-GAAP) $ 443 $ (491) $ 56 $ (500)